EXHIBIT 24.2

CERTIFICATE OF SECRETARY OF

TOYOTA MOTOR CREDIT CORPORATION

I, David Pelliccioni, do hereby certify that I am the Secretary of Toyota Motor Credit Corporation, a California corporation (the “Company”), and further certify that:

1.           George E. Borst, Ichiro Yajima, Takeshi Suzuki, Yukitoshi Funo, James Lentz and David Pelliccioni are the members of the Company’s Executive Committee of the Board of Directors (the “Executive Committee”); and

2.           Exhibit A, attached hereto, is a true excerpt of the resolutions of the Executive Committee, duly adopted by the unanimous written consent of the Executive Committee on March 27, 2009, relating to the limited powers of attorney granted by the members of the Executive Committee to George E. Borst, Katherine Adkins, Christopher Ballinger and David Pelliccioni, which resolutions have not been amended, modified, annulled, revoked, repealed or rescinded and remain in full force and effect on the date hereof.

[Remainder of Page Intentionally Left Blank]

(Secretary’s Certificate - Power of Attorney)

IN WITNESS WHEREOF, I have hereunto set my hand this 12th day of May, 2009.

/s/ David Pelliccioni
Name:	David Pelliccioni
Title:	Secretary

I, George E. Borst, President and Chief Executive Officer of Toyota Motor Credit Corporation, hereby certify that David Pelliccioni is the duly elected, qualified and acting Secretary of Toyota Motor Credit Corporation and that the signature appearing above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

/s/ George E. Borst
Name:	George E. Borst
Title:	President and Chief Executive Officer

Dated: May 12, 2009

Exhibit A

Unanimous Written Consent of the

Executive Committee of the Board of Directors,

duly adopted on March 27, 2009

RESOLVED FURTHER, each of the undersigned constitutes and appoints George Borst, David Pelliccioni, Chris Ballinger and Katherine Adkins as his lawful attorney-in-fact and agent (each, an “Attorney-in-fact”), with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to (i) sign and file any such Registration Statement and any and all further amendments (including post-effective amendments) or supplements thereto, with any exhibits thereto, and any Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission granting to said Attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith and (ii) to take any and all actions and execute and deliver any and all documents in connection therewith; and hereby ratifies and confirms all that each Attorney-in-fact may lawfully do or cause to be done by virtue hereof;

IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent of the Executive Committee of the Board of Directors effective as of the date first set forth above, thereby agreeing that the foregoing recitals and resolutions shall be of the same force and effect as if regularly adopted at a meeting of the Board of Directors of the Corporation held upon due notice.

/s/ George Borst ____________________________ George Borst	/s/ Takeshi Suzuki ____________________________ Takeshi Suzuki
/s/ Ichiro Yajima ____________________________ Ichiro Yajima	/s/ Yukitoshi Funo ____________________________ Yukitoshi Funo
/s/ David Pelliccioni ____________________________ David Pelliccioni	/s/ James Lentz ____________________________ James Lentz

(Secretary’s Certificate - Power of Attorney – Exhibit A)